Exhibit 10.2

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

AMENDED AND RESTATED
SECURED SENIOR CONVERTIBLE PROMISSORY NOTE

Date of Issuance
Total Principal Amount: $	December 16, 2011
Tranche A Portion Principal Amount: $
Tranche B Portion Principal Amount: $

FOR VALUE RECEIVED, Neurologix, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [      ] as nominee (the “holder”), the principal sum of [     ] ($[     ]), together with interest thereon from (a) December 6, 2010 in respect of the Tranche A Portion (as defined below), and (b) the date hereof in respect of the Tranche B Portion (as defined below).  Unless earlier converted into Conversion Shares pursuant to Section 2.2 of that certain Note and Warrant Purchase Agreement, dated December 6, 2010, among the Company, Lender and certain other Lenders, and as amended by the Second Amendment (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), an amount equal to (i) 1.2 multiplied by the then outstanding principal amount issued prior to December 16, 2011 (the “Tranche A Portion”) on this Note, plus (ii) the principal amount first issued on December 16, 2011 in connection with the Second Amendment (the “Tranche B Portion”) on this Note, plus (iii) the accrued but unpaid interest on the Tranche A Portion and the Tranche B Portion, shall be due and payable by the Company on demand by the holder of this Note at any time after the earlier of (x) the Maturity Date and (y) the declaration of an acceleration of this Note by the Required Note Holders upon the occurrence of an Event of Default.  Interest shall accrue daily (i) in respect of the Tranche A Portion at a rate of ten percent (10%) per annum, compounded quarterly and (ii) in respect of the Tranche B Portion at a rate of sixteen percent (16%) per annum, compounded quarterly.

This Note is one of a series of Notes issued pursuant to the Purchase Agreement, and capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement.

1.           Payment.  All payments shall be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the holder hereof may from time to time designate in writing to the Company.  Payment shall be credited (i) first to Costs (as defined below), if any, (ii) then to accrued interest due and payable on the Tranche B Portion, (iii) then to principal on the Tranche B Portion, (iv) then to accrued interest due and payable on the Tranche A Portion, and (iv) any remainder applied to principal on the Tranche A Portion.  Prepayment of principal, together with accrued interest, may be made in part or in whole; provided that (i) any prepayments made between the date hereof and the Maturity Date  in respect of the Tranche A Portion of the Note shall be for an amount equal to (A) 1.2 multiplied by the then outstanding Tranche A Portion of this Note, plus (B) the unpaid accrued interest thereon, (ii) any prepayments made between the date hereof and the Maturity Date in respect of the Tranche B Portion of the Note shall be for an amount equal to (A) the then outstanding Tranche B Portion of the Note, plus (B) the unpaid interest thereon and (iii) any prepayments must (A) first, be made pro rata to all holders of the Tranche B Portion based on the ratio that the aggregate principal value of such holder’s portion of the Tranche B Portion bears to the aggregate principal value of the Tranche B Portion issued pursuant to the Purchase Agreement and (B) next, be made pro rata to all holders of the Tranche A Portion based on the ratio that the aggregate principal value of such holder’s portion of the Tranche A Portion bears to the aggregate principal value of the Tranche A Portion issued to all Lenders pursuant to the Purchase Agreement.  The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

2.           Security.  This Note is secured under that certain Security Agreement dated December 6, 2010, as amended by the Second Amendment (and as the Security Agreement may be further amended, supplemented, restated or otherwise modified from time to time, the “Security Agreement”) between the Company and the Lenders.  Reference is hereby made to the Second Amendment and Security Agreement for a description of the nature and extent of the security for this Note and the rights with respect to such security of the holder of this Note.

3.           Priority.  This Note and the other Notes shall be senior in all respects (including right of payment) to all other indebtedness of the Company, now existing or hereafter.

4.           Conversion of the Notes.  This Note and any amounts due hereunder shall be convertible into Conversion Shares in accordance with the terms of Section 2.2 of the Purchase Agreement.  As promptly as practicable after the conversion of this Note, the Company at its expense shall issue and deliver to the holder of this Note, upon surrender of the Note, a certificate or certificates for the number of full Conversion Shares issuable upon such conversion.

5.           Amendments and Waivers; Resolutions of Dispute; Notice.  The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note and the provision of notice shall be conducted pursuant to the terms of the Purchase Agreement.

6.           Successors and Assigns.  This Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto.  Any transfer of this Note may be effected only pursuant to the Purchase Agreement and by surrender of this Note to the Company and reissuance of a new note to the transferee.  Notwithstanding the foregoing, a holder may sell participations in this Note as set forth in Section 3.4 of the Second Amendment. The holder and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other Lenders.

7.           Officers and Directors not Liable.  In no event shall any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

8.           Expenses.  The Company hereby agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by declaration or otherwise (“Costs”).  The Company agrees that any delay on the part of the holder in exercising any rights hereunder will not operate as a waiver of such rights.  The holder of this Note shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the party or parties waiving such rights or remedies.

9.           Usury Savings.  This Note is subject to the express condition that at no time shall the Company be obligated or required to pay interest on any principal amount at a rate which would subject the holder of this Note to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate (as defined below).  If, by the terms of this Note, the Company is at any time required or obligated to pay interest on the principal amount hereunder at a rate in excess of the Maximum Legal Rate, the applicable interest rate shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.  All sums paid or agreed to be paid to the holder of this Note for the use, forbearance, or detention of the sums due under the Note, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Note does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Note for so long as the Note is outstanding.  “Maximum Legal Rate” means the maximum rate of interest designated by applicable law.

10.           Governing Law.  This Note shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the choice of law principles thereof.

11.           Replacement of Notes.  This Amended and Restated Secured Senior Convertible Promissory Note is issued in full substitution for and replacement of, but not in payment of, the Secured Senior Convertible Promissory Note dated December 6, 2010 issued by the Company payable to the order of [________] in the principal amount of [__________] ($[_____]), issued in connection with the Purchase Agreement.

[Signature Page Follows]

NEUROLOGIX, INC.

By:
Name: Clark A. Johnson
Title: President and Chief Executive Officer

By:
Name: Marc L. Panoff
Title: Chief Financial Officer, Treasurer and Secretary

Signature Page to Note